                                                                 EXHIBIT 2.4

                               TABLE OF CONTENTS


                                                                                                            Page
ARTICLE I

      THE MERGER............................................................................................1
         SECTION 1.01      Effective Time of the Merger.....................................................1
         SECTION 1.02      Closing..........................................................................1
         SECTION 1.03      Effects of the Merger............................................................2
         SECTION 1.04      Directors and Officers...........................................................2

ARTICLE II

      CONVERSION OF SECURITIES..............................................................................2
         SECTION 2.01      Conversion of Capital Stock......................................................2
         SECTION 2.02      Exchange of Certificates.........................................................4
         SECTION 2.03      Conversion of Options............................................................7

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................7
         SECTION 3.01      Organization of Seller...........................................................8
         SECTION 3.02      Seller Capital Structure.........................................................8
         SECTION 3.03      Authority; No Conflict; Required Filings and Consents...........................10
         SECTION 3.04      SEC Filings; Financial Statements...............................................11
         SECTION 3.05      No Undisclosed Liabilities......................................................11
         SECTION 3.06      Absence of Certain Changes or Events............................................11
         SECTION 3.07      Taxes...........................................................................12
         SECTION 3.08      Properties......................................................................13
         SECTION 3.09      Agreements, Contracts and Commitments...........................................14
         SECTION 3.10      Litigation......................................................................14
         SECTION 3.11      Employee Benefit Plans..........................................................14
         SECTION 3.12      Compliance With Laws............................................................15
         SECTION 3.13      Accounting and Tax Matters......................................................16
         SECTION 3.14      Registration Statement; Proxy Statement/Prospectus..............................16
         SECTION 3.15      Labor Matters...................................................................16
         SECTION 3.16      Year 2000 Compliance............................................................17
         SECTION 3.17      No Existing Discussions.........................................................17
         SECTION 3.18      Opinion of Financial Advisor....................................................17
         SECTION 3.19      Anti-Takeover Laws; Stockholder Rights Agreement................................17





                                      (i)


                                                                                                          Page

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB......................................................18
         SECTION 4.01      Organization of Buyer and Sub...................................................18
         SECTION 4.02      Buyer Capital Structure.........................................................19
         SECTION 4.03      Authority; No Conflict; Required Filings and Consents...........................20
         SECTION 4.04      SEC Filings; Financial Statements...............................................21
         SECTION 4.05      No Undisclosed Liabilities......................................................21
         SECTION 4.06      Absence of Certain Changes or Events............................................21
         SECTION 4.07      Taxes...........................................................................22
         SECTION 4.08      Agreements, Contracts and Commitments...........................................22
         SECTION 4.09      Litigation......................................................................23
         SECTION 4.10      Compliance With Laws............................................................23
         SECTION 4.11      Accounting and Tax Matters......................................................23
         SECTION 4.12      Registration Statement; Proxy Statement/Prospectus..............................23
         SECTION 4.13      Year 2000 Compliance............................................................24
         SECTION 4.14      Interim Operations of Sub.......................................................24

ARTICLE V

      CONDUCT OF BUSINESS..................................................................................25
         SECTION 5.01      Covenants of Seller.............................................................25
         SECTION 5.02      Covenants of Buyer..............................................................27
         SECTION 5.03      Cooperation.....................................................................28
         SECTION 5.04      Confidentiality.................................................................28
         SECTION 5.05      Notices of Certain Events.......................................................28

ARTICLE VI

      ADDITIONAL AGREEMENTS................................................................................28
         SECTION 6.01      No Solicitation.................................................................28
         SECTION 6.02      Proxy Statement/Prospectus; Registration Statement..............................30
         SECTION 6.03      Nasdaq Quotation................................................................30
         SECTION 6.04      Access to Information...........................................................30
         SECTION 6.05      Stockholder Meeting.............................................................30
         SECTION 6.06      Legal Conditions to Merger......................................................31
         SECTION 6.07      Public Disclosure...............................................................32
         SECTION 6.08      Reorganization..................................................................32
         SECTION 6.09      Pooling Accounting..............................................................32
         SECTION 6.10      Affiliate Agreements............................................................32


                                      (ii)


                                                                                                          Page


         SECTION 6.11      Nasdaq National Market Listing..................................................33
         SECTION 6.12      Stock Plans.....................................................................33
         SECTION 6.13      Certain Employee Benefit Plan Obligations.......................................33
         SECTION 6.14      Indemnification, Exculpation and Insurance......................................33
         SECTION 6.15      Brokers or Finders..............................................................34
         SECTION 6.16      Comfort Letters from Seller's Accountants.......................................34
         SECTION 6.17      Comfort Letter from Buyer's Accountants.........................................35
         SECTION 6.18      Control of Operations...........................................................35
         SECTION 6.19      No Rights Triggered.............................................................35
         SECTION 6.20      Release  of Lockups.............................................................35
         SECTION 6.21       ...............................................................................35

ARTICLE VII

      CONDITIONS TO MERGER.................................................................................35
         SECTION 7.01      Conditions to Each Party's Obligation To Effect the Merger......................35
         SECTION 7.02      Additional Conditions to Obligations of Buyer and Sub...........................36
         SECTION 7.03      Additional Conditions to Obligations of Seller..................................38

ARTICLE VIII

      TERMINATION AND AMENDMENT............................................................................39
         SECTION 8.01      Termination.....................................................................39
         SECTION 8.02      Effect of Termination...........................................................40
         SECTION 8.03      Fees and Expenses...............................................................40
         SECTION 8.04      Amendment.......................................................................41
         SECTION 8.05      Extension; Waiver...............................................................42

ARTICLE IX

      MISCELLANEOUS........................................................................................42
         SECTION 9.01      Nonsurvival of Representations, Warranties and Agreements.......................42
         SECTION 9.02      Notices.........................................................................42
         SECTION 9.03      Interpretation..................................................................43
         SECTION 9.04      Counterparts....................................................................43
         SECTION 9.05      Entire Agreement; No Third Party Beneficiaries..................................43
         SECTION 9.06      GOVERNING LAW...................................................................44
         SECTION 9.07      Jurisdiction....................................................................44
         SECTION 9.08      Assignment......................................................................44
         SECTION 9.09      Severability....................................................................44


                                     (iii)


                                                                                                          Page

         SECTION 9.10      Enforcement.....................................................................44
         SECTION 9.11      No Rule of Construction.........................................................45



                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 11, 1999, by and among TMP Worldwide Inc., a Delaware corporation ("Buyer"), TMP Florida Acquisition Corp., a Florida corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and LAI Worldwide, Inc., a Florida corporation ("Seller").

                  WHEREAS, the Boards of Directors of Buyer, Sub and Seller deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer, Sub and Seller combine in order to advance the long-term business interests of Buyer, Sub and Seller;

                  WHEREAS, the combination of Buyer, Sub and Seller shall be effected by the terms of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA") through a merger of Sub into Seller, as a result of which the stockholders of Seller will become stockholders of Buyer (the "Merger");

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger in such form as is required by the relevant provisions of the FBCA (the "Articles of Merger") shall be duly executed and acknowledged by the appropriate parties hereto and thereafter delivered to the Department of State of the State of Florida for filing, as soon as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective at the time of filing on the date filed, as evidenced by the Department of State's date and time endorsement on the original Articles of Merger, as delivered to the Department of State for filing (the "Effective Time").

                  SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII hereof (other than the conditions with respect to the documents to be delivered at the Closing), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, unless another date, place or time is agreed to in writing by the parties.

                  SECTION 1.03 Effects of the Merger. At the Effective Time (i) the separate corporate existence of Sub shall cease and Sub shall be merged with and into Seller (Sub and Seller are sometimes referred to below as the "Constituent Corporations" and Seller following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be "LAI Worldwide, Inc."), and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in the FBCA.

                  SECTION 1.04 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of the common stock, $.01 par value per share, of Seller ("Seller Common Stock"), or capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. All shares of Seller Common Stock that are owned directly or indirectly by Seller as treasury stock shall be cancelled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor.

                  (c)      Exchange Ratio for Seller Common Stock. Subject to
                           Section 2.02, each issued and outstanding share of Seller Common Stock (other than shares to be cancelled in accordance with Section 2.01(b) and any shares of Seller Common Stock which are held by shareholders who are dissenting shareholders pursuant to Sections 607.1301 through 607.1320 of the FBCA) shall be converted into the right to receive a fraction of a fully paid and non-assessable share of Buyer's Common Stock, $.001 par value per share

                           ("Buyer Common Stock"), such fraction to be in the ratio (the "Exchange Ratio") as set forth herein. If the Average Stock Price (as hereinafter defined) is:

                           (i) Greater than $64.00, the Exchange Ratio shall be equal to the quotient obtained by dividing (A) $8.45 by (B) the Average Stock Price (provided however, that if the Average Stock Price is greater than $64.00 but the Average Closing Stock Price is such that the product of the Exchange Ratio multiplied by the Average Closing Stock Price is less than $5.55, then the Exchange Ratio shall be adjusted to that quotient determined by dividing $5.55 by the Average Closing Stock Price);

                           (ii) Equal to or greater than $42.00 but less than or equal to $64.00, the Exchange Ratio shall be 0.1321; or

                           (iii) Less than $42.00, the Exchange Ratio shall be equal to the quotient obtained by dividing (A) $5.55 by (B) the Average Stock Price (provided that Buyer shall have the right to terminate this Agreement pursuant to Section 8.01(g) of this Agreement if the Average Stock Price is less than $42.00).

                           "Average Stock Price" means the average of the daily closing prices of Buyer Common Stock for the twenty consecutive trading days ending on the second trading day immediately prior to the Closing Date. "Average Closing Stock Price" means the average of the daily closing prices of Buyer Common Stock for the two consecutive trading days ending on the trading day immediately prior to the Closing Date.

                           All such shares of Seller Common Stock when so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Common Stock occurring after the date hereof and prior to the Effective Time.

                  SECTION 2.02 Exchange of Certificates. The procedures for exchanging outstanding shares of Seller Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

                  (a) Exchange Agent. As of the Effective Time, Buyer shall deposit with a bank or trust company designated by Buyer and Seller (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock for exchange in accordance with this Section 2.02, through the Exchange Agent, (i) certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Seller Common Stock and
                           (ii) cash, as required, in an amount sufficient to make payments of cash in lieu of fractional shares, if any, required pursuant to Section 2.02(e).

                  (b) Exchange Procedures. Promptly after the Effective Time, Buyer shall instruct the Exchange Agent and the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "Certificates") whose shares of Seller Common Stock were converted pursuant to Section 2.01 into the right to receive shares of Buyer Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Buyer and Seller may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (plus cash in lieu of fractional shares, if any, of Buyer Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Seller Common Stock then held by such holder under all such Certificates so surrendered, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, a certificate representing the proper number of shares of Buyer Common Stock may be issued to a transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock and cash in lieu of any fractional shares of Buyer Common Stock as contemplated by this Section 2.02.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock to which such holder is entitled until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Common Stock date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

                  (d) No Further Ownership Rights in Seller Common Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such shares of Seller Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
                           Section 2.02.

                  (e) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Average Stock Price.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Seller for 180 days after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of Seller who have not previously complied with this Section 2.02 shall thereafter look only to Buyer for payment of their claim for Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

                  (g) No Liability. To the extent permitted by applicable law, neither Buyer nor Seller shall be liable to any holder of shares of Seller Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. Each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by Surviving Corporation or Buyer, as the case may be.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

                  SECTION 2.03 Conversion of Options. At the Effective Time, each option granted by Seller to purchase shares of Seller Common Stock ("Seller Stock Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Seller Common Stock and shall be converted automatically into an option to purchase the number of shares of Buyer Common Stock equal to the number of whole shares of Seller Common Stock subject to such option multiplied by the Exchange Ratio, at a price per share of Buyer Common Stock equal to (i) the exercise price for the shares of Seller Common Stock purchasable pursuant to such Seller Stock Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio, and shall otherwise be subject to the terms of the Seller Employee Plans (as defined in Section 3.11) pursuant to which such options were issued and the agreements evidencing grants thereunder and shall thereupon be assumed by Buyer. Subject to the foregoing, the adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. Subject to the adjustments noted herein, the duration and other terms of the option shall be the same as the original option except that all references to (i) Seller Common Stock shall be deemed to be references to Buyer Common Stock and (ii) the Company shall be deemed to be references to Buyer. Further, any and all vesting or performance requirements or conditions affecting any outstanding restricted stock, performance stock, stock option, stock appreciation right, phantom stock, bonus, award, right, grant or any other arrangement with any director or employee of Seller or any of its Subsidiaries shall be based on the terms of the respective Seller Employee Plan and the agreements evidencing grants thereunder. This Section 2.03 is intended to be for the benefit of holders of options to purchase the Common Stock of Seller.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct, except as set forth herein and in the disclosure schedule delivered by Seller to Buyer on or before the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty concerns the existence of the document or the other item itself).

         SECTION 3.01 Organization of Seller. Seller and each of its Subsidiaries (as defined below) which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Seller and its Subsidiaries, taken as a whole (a "Seller Material Adverse Effect"); provided, however, that for purposes of this Agreement, the following events, shall not be taken into account in determining whether there has been or would be a "Seller Material Adverse Effect" on or with respect to Seller and its Subsidiaries, taken as a whole: (A) changes, events or occurrences in the United States securities markets which are not specific to Seller and its Subsidiaries, (B) changes, events or occurrences in the world economy which are not specific to the Seller and its Subsidiaries, (C) the existence of this Agreement or the transactions contemplated hereby or the announcement thereof, (D) any changes in generally accepted accounting principles ("GAAP") and (E) changes, events or occurrences relating to the executive search industry in general, and not specifically to Seller and its Subsidiaries. Seller has no Subsidiaries other than Subsidiaries which are corporations. Except as set forth in the Seller SEC Reports (as defined in Section 3.04(a)) filed on or prior to the date hereof and except for inactive Subsidiaries, neither Seller nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Seller and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or member (excluding partnerships and limited liability companies, the general partnership or membership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership or limited liability company or veto rights with respect to decisions made by or on behalf of such partnership or limited liability company), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  SECTION 3.02 Seller Capital Structure. (a) The authorized capital stock of Seller consists of 35,000,000 shares of Common Stock ("Seller Common Stock") and 3,000,000 shares of Preferred Stock ("Seller Preferred Stock"). As of February 28, 1999, (i) 8,082,953 shares of Seller Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Seller Common Stock were held in the treasury of Seller or by Subsidiaries of Seller, and (iii) no shares of Seller Preferred Stock were issued and outstanding. The Seller Disclosure Schedule shows the number of shares of Seller Common Stock reserved for future issuance pursuant to stock options and warrants granted and outstanding as of February 28, 1999 and the plans under which such options were granted, if applicable (collectively, the "Seller Stock Plans"). No material change in such capitalization has occurred between February 28, 1999 and the date of this Agreement. All shares of Seller Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness of Seller having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Seller may vote. There are no obligations, contingent or otherwise, of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Seller Common Stock, Seller Preferred Stock, or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock or other equity interests of or in each of Seller's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) and other equity interests are owned by Seller or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seller's voting rights, charges or other encumbrances of any nature.

         (b) Except as set forth in this Section 3.02 or as reserved for future grants of options and warrants under the Seller Stock Plans, there are no equity securities of any class of Seller or any of its Subsidiaries, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller or any of its Subsidiaries is a party or by which such entity is bound (including under letters of intent, whether binding or nonbinding) obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Seller, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock or other equity interests of Seller or any Subsidiary other than the Seller Voting Agreements.

         (c) No consent of the holders of the Seller Stock Options is required in connection with the conversion of the Seller Stock Options into options to acquire Buyer Common Stock in accordance with Section 2.03.

                  SECTION 3.03 Authority; No Conflict; Required Filings and Consents. (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby by Seller have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of the Merger by Seller's stockholders under the FBCA; the vote of Seller's stockholders required to approve this Agreement and the Merger is a majority of the outstanding shares of Seller Common Stock on the record date for the Seller Meeting (as defined in Section 3.15), at which a quorum is present. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not,
(i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Seller, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with, violate, or cause the termination of any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Seller Material Adverse Effect.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Articles of Merger with the Department of State of the State of Florida,
(iii) the filing of the Proxy Statement (as defined in Section 3.15 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not materially interfere with the operations of any material facility of Seller or otherwise be reasonably likely to have a Seller Material Adverse Effect.

                  SECTION 3.04 SEC Filings; Financial Statements. (a) Since the date of its initial public offering, and to the extent that their failure to do so would not be reasonably likely to have a Seller Material Adverse Effect, Seller and/or its Subsidiaries have filed all forms, reports and documents, including the exhibits thereto, required to be filed by Seller and/or its Subsidiaries with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act

(these forms, reports and documents, including the exhibits thereto, are referred to collectively as "Seller SEC Reports". The Seller SEC Reports (i) at the time filed complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Reports or necessary in order to make the statements in such Seller SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Seller's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Seller SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Seller and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Seller as of November 30, 1998 is referred to herein as the "Seller Balance Sheet."

                  SECTION 3.05 No Undisclosed Liabilities. Except as set forth on the Seller Disclosure Schedule or as disclosed in the Seller SEC Reports or in press releases that have been made public by Seller and available at Nasdaq's website at HTTP://WWW.NASDAQ.COM ("Seller Releases") filed prior to the date hereof, and except for normal or recurring liabilities incurred since November 30, 1998 in the ordinary course of business consistent with past practices, Seller and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Seller Material Adverse Effect.

                  SECTION 3.06 Absence of Certain Changes or Events. Except as disclosed in the Seller SEC Reports filed prior to the date hereof or Seller Releases, since the date of the Seller Balance Sheet, Seller and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any change in the financial condition, results of operations, business or properties of Seller and its Subsidiaries, taken as a whole that has had, or is reasonably likely to have, a Seller Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Seller or any of its Subsidiaries that has had, or is reasonably likely to have, a Seller Material Adverse Effect; (iii) any material change by Seller in its accounting methods, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by Seller of any of its assets that has had, or is reasonably likely to have, a Seller Material Adverse Effect; or (v) any other action or event that would have required the consent of Buyer pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

                  SECTION 3.07 Taxes. (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities, including without limitation, income, gross receipts, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, personal property, real property, worker's compensation, license, lease, service, service use, severance, windfall profits, customs and other taxes, together with all interest, fines, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b) Except as set forth on the Seller Disclosure Schedule, Seller and each of its Subsidiaries have (i) timely filed all federal, state, local and foreign Tax Returns required to be filed by them prior to the date of this Agreement (taking into account extensions) and will timely file all such Tax Returns required to be filed on or before the Closing Date, (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Seller), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect. The unpaid Taxes of the Seller and each of its Subsidiaries for tax periods through the Seller Balance Sheet date do not exceed the accruals and reserves for Taxes (excluding reserves for deferred Taxes) set forth on the Seller Balance Sheet by an amount that is reasonably likely to have a Seller Material Adverse Effect nor will unpaid Taxes of Seller and each of its Subsidiaries through the Closing Date exceed the accruals or reserves for Taxes (excluding reserves for deferred Taxes on the financial statements and the books and records of Seller) on the Closing Date. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Seller, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect ; no waivers of time to assess any Tax are in effect and no requests for waiving of the time to assess any Tax are pending. Seller and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect. There are no liens for Taxes upon the assets of Seller or any of its Subsidiaries (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect.

         (c) Seller is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated or combined Tax Returns, under operation of any state or local laws as a result of being a member of a combined, consolidated or unitary group, or under comparable laws of any other foreign jurisdiction) which includes a party other than Seller and its Subsidiaries nor does Seller owe any amount under any such agreement.

         (d) Neither Seller nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Seller or the Subsidiaries are subject to an election under Section 341(f) of the Code.

         (e) Neither Seller nor any of its Subsidiaries has been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Neither Seller nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

                  SECTION 3.08 Properties. (a) Seller has provided to Buyer a true and complete list of all real property leased by Seller or its Subsidiaries pursuant to leases providing for the occupancy of facilities with an annual rent in excess of $50,000 (collectively "Seller Material Lease(s)") and the location of the premises. With respect to each such Seller Material Lease and except as set forth on the Seller Disclosure Schedule: (i) the lease is legal, valid, binding, enforceable against Seller subject to the Bankruptcy and Equity Exception, and in full force and effect; (ii) the lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither Seller nor, to the Seller's knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder; and (iv) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or sublease hold; except, in the case of clauses (i) through (iv) that the same is not reasonably likely to have a Seller Material Adverse Effect. Neither Seller nor any of its Subsidiaries owns any real property.

                  SECTION 3.09 Agreements, Contracts and Commitments. Except as disclosed in the Seller SEC Reports or delivered to Buyer or as set forth on the Seller Disclosure Schedule, there are no contracts, agreements or commitments that are required to be filed as an exhibit under the Exchange Act and the rules and regulations thereunder. Neither Seller nor any Subsidiary has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Seller SEC Reports or any other agreement, contract or commitment, the termination of which would have a

Seller Material Adverse Effect ("Seller Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect. Each Seller Material Contract that has not expired by its terms is in full force and effect, and no party to any of the Seller Material Contracts will have the right to terminate such contract as a result of the transactions contemplated by this Agreement. None of the Seller Material Contracts is currently being renegotiated, and Seller has no knowledge that any Seller Material Contract will be the subject of a voluntary or regulatory ordered renegotiation within 12 months after the date of this Agreement.

                  SECTION 3.10 Litigation. Except as described in the Seller SEC Reports filed prior to the date hereof or as set forth on the Seller Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against Seller or any of its Subsidiaries pending or as to which Seller or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitration outstanding against Seller or any of its Subsidiaries having, or insofar as reasonably can be foreseen in the future, would have a Seller Material Adverse Effect.

                  SECTION 3.11 Employee Benefit Plans. (a) Seller has listed in Section 3.11 of the Seller Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement or severance plans or agreements, for the benefit of, or relating to, any current or former employee, director or independent contractor providing services to Seller, any Subsidiary, or any entity which is a member (an "ERISA Affiliate") of (i) a controlled group of corporations, (ii) a group of trades or businesses (whether or not incorporated) under common control with Seller, or (iii) an affiliated service group, all within the meaning of Section 414 of the Code, of which includes the Seller, or any Subsidiary of Seller (together, the "Seller Employee Plans").

         (b) With respect to each Seller Employee Plan, Seller has made available to Buyer, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS (and the related financial statement),
(ii) such Seller Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Seller Employee Plan and (iv) the most recent actuarial report or valuation relating to a Seller Employee Plan subject to Title IV of ERISA.

         (c) With respect to the Seller Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Seller, there exists no condition or set of circumstances in connection with which Seller could be subject to any liability that is reasonably likely to have a Seller Material Adverse Effect under ERISA, the Code or any other applicable law.

         (d) With respect to the Seller Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted, in either case, in accordance with GAAP, on the financial statements of Seller, which obligations are reasonably likely to have a Seller Material Adverse Effect.

         (e) Except as disclosed in Seller SEC Reports filed prior to the date of this Agreement, except as set forth on the Seller Disclosure Schedule and except as provided for in this Agreement, neither Seller nor any of its Subsidiaries is a party to any oral or written (i) agreement with any current or former officer or other key employee of Seller or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller of the nature contemplated by this Agreement, (ii) agreement with any current or former officer of Seller providing any term of employment or compensation guarantee extending for a period longer than eighteen months from the date hereof and for the payment of compensation in excess of $200,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or funding of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (f) There are no pending or, to Seller's knowledge, threatened claims, actions, suits, termination proceedings, or investigations by any Governmental Entity against or involving any Seller Benefit Plan; any Seller Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to that effect, which has not been revoked, and nothing has occurred since the date of the most recent determination letter that would adversely affect such qualification.

                  SECTION 3.12 Compliance With Laws. Seller and its Subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state or local statute, law or regulation or any judgment, decree or order of any Governmental Entity with respect to the conduct of their respective business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect. Seller and its Subsidiaries have in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, notices, permits and rights ("Approvals") necessary for them to own lease or operate their properties and assets and to carry on their respective businesses as now conducted and there has occurred no default under any such Approval, or failure to obtain such Approval, which would in the aggregate have a Seller Material Adverse Effect.

                  SECTION 3.13 Accounting and Tax Matters. To its knowledge, after consulting with its independent auditors, neither Seller nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

                  SECTION 3.14 Registration Statement; Proxy Statement/ Prospectus. The information to be supplied by Seller for inclusion in the registration statement on Form S-4 pursuant to which shares of Buyer Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is filed with the SEC and at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Seller for inclusion in the proxy statement/prospectus to be sent to the stockholders of Seller in connection with the meeting of Seller's stockholders to consider this Agreement and the Merger (the "Seller Meeting") (the " Proxy Statement") shall not, on the date the Proxy Statement is first mailed to stockholders of Seller, at the time of the Seller Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment the Registration Statement or a supplement to the Joint Proxy Statement, Seller shall promptly inform Buyer. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Buyer or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

                  SECTION 3.15 Labor Matters. Neither Seller nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Seller or any of its Subsidiaries the subject of any material proceeding asserting that Seller or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Seller, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Seller or any of its Subsidiaries.

                  SECTION 3.16 Year 2000 Compliance. The computer systems of Seller and its Subsidiaries (including, without limitation, all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) are Year 2000 Compliant or will be Year 2000 Compliant by September 30, 1999, except to the extent that any failure to be Year 2000 Compliant, either individually or in the aggregate, would not have a Seller Material Adverse Effect. The term "Year 2000 Compliant" as used herein means that the computer systems are (1) capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output,
(2) have the ability to provide data recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date- related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (7) have the ability to recognize all "leap years", including February 29, 2000.

         Seller and its Subsidiaries do not believe that the lack of ability of their computer systems to properly interface with internal and external applications and systems of third parties with whom the Seller and its Subsidiaries exchange data electronically (including without limitation customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsources, data processors, regulatory agencies and banks) will have a Seller Material Adverse Effect.

                  SECTION 3.17 No Existing Discussions. As of the date hereof, Seller has terminated all discussions or negotiations with any third party with respect to an Acquisition Proposal (as defined in Section 6.01(a)).

                  SECTION 3.18 Opinion of Financial Advisor. The financial advisor of Seller has delivered to the Board of Directors of Seller an opinion dated the date of approval by such Board of Directors of the terms hereof to the effect that the Exchange Ratio in the Merger is fair to the holders of Seller Common Stock from a financial point of view.

                  SECTION 3.19 Anti-Takeover Laws; Stockholder Rights Agreement. Seller has taken or at or prior to the Closing will have taken, all actions necessary such that no "fair price", "business combination", "control share acquisition", or similar statute will be applicable to the transactions contemplated by this Agreement. With respect to that certain Stockholder Rights Agreement between Seller and Chasemellon Shareholder Services, LLC dated as of December 30, 1998 (the "Stockholder Rights Agreement") and the preferred stock purchase rights issued under or pursuant thereto (the "Rights"), Seller has taken, or at or prior to the Closing will have taken, all actions necessary such that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any Right becoming exercisable.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

         Buyer and Sub jointly and severally represent and warrant to Seller that the statements contained in this Article IV are true and correct, except as set forth herein in the disclosure schedule delivered by Buyer and Sub to Seller on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this
Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty concerns the existence of the document or the other item itself).

                  SECTION 4.01 Organization of Buyer and Sub. Buyer and Sub and each of Buyer's other Subsidiaries which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"); provided, however, that for purposes of this Agreement, the following events shall not be taken into account in determining whether there has been or would be a "Buyer Material Adverse Effect" on or with respect to Buyer and its Subsidiaries, taken as a whole: (A) changes, events or occurrences in the United States securities markets which are not specific to Buyer and its Subsidiaries, (B) changes, events or occurrences in the world economy which are not specific to the Buyer and it Subsidiaries, (C) the existence of this Agreement or the transactions contemplated hereby or the announcement thereof, (D) any changes in GAAP, and
(E) changes, events or occurrences relating to the yellow page advertising, recruitment advertising or the executive search industries in general, and not specifically to Buyer and its Subsidiaries. Each of Buyer's Subsidiaries which is a limited partnership or a limited liability company is validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite statutory power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which the failure to be so qualified would have a Buyer's Material Adverse Effect. Except as set forth in the Buyer SEC Reports (as defined in Section 4.04(a)) filed prior to the date hereof and with respect to acquisitions of third parties of which Buyer advises Seller after the closing thereof, neither Buyer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association, or entity, excluding securities in any publicly traded company held for investment by Buyer and comprising less than five percent (5%) of the outstanding stock of such company.

                  SECTION 4.02 Buyer Capital Structure. (a) The authorized capital stock of Buyer consists of (i) 200,000 shares of 10.5% Cumulative Preferred Stock, par value $10.00 per share ("10.5% Cumulative Preferred Stock") (ii) 800,000 shares of Preferred Stock, par value $.001 per share ("Buyer Preferred Stock") (iii) 200,000,000 shares of Buyer Common Stock, and
(iv) 39,000,000 shares of Class B Common Stock, par value $.001 per share ("Buyer Class B Common Stock"). As of February 28, 1999, there were outstanding no shares of 10.5% Cumulative Preferred Stock, no shares of Buyer Preferred Stock, 33,283,203 shares of Buyer Common Stock and 2,381,000 shares of Buyer Class B Common Stock. 3,590,988 shares of Buyer Common Stock are reserved for future issuance pursuant to stock options granted and outstanding as of February 28, 1999 under Buyer's stock option plans (collectively, the "Buyer Stock Plans"). There are no shares of Buyer Class B Common Stock reserved for future issuance. Except for the issuance of additional shares of Buyer Common Stock in acquisitions, no material change in such capitalization has occurred between February 28, 1999 and the date of this Agreement. All shares of Buyer Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. The shares of Buyer Common Stock to be issued in the Merger will, when issued in accordance with the terms of this Agreement, be validly issued, fully paid and nonassessable. Except with respect to approximately 50,000 shares of Buyer Common Stock, there are no obligations, contingent or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock, Buyer Class B Common Stock, 10.5% Cumulative Preferred Stock or Buyer Preferred Stock or the capital stock of any Subsidiary. All of the outstanding shares of capital stock of each of Buyer's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and such shares owned by Buyer (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Buyer or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer's voting rights, charges or other encumbrances of any nature.

         (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Buyer Stock Plans or as may be reserved for issuance from time to time in connection with acquisitions, there are no equity securities of any class of Buyer or any of its Subsidiaries, or any security exchangeable into or exercisable or convertible for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer or any of its Subsidiaries is a party or by which such entity is bound (including under letters of intent, whether binding or nonbinding) obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement except under Buyer Stock Plans or in connection with acquisitions. To the knowledge of Buyer, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Buyer.

                  SECTION 4.03 Authority; No Conflict; Required Filings and Consents.
         (a) Each of Buyer and the Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub (including the approval of the Merger by Buyer as the sole stockholder of Sub). This Agreement has been duly executed and delivered by each of Buyer and Sub and constitutes the valid and binding obligation of each of Buyer and Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (b) The execution and delivery of this Agreement by each of Buyer and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Buyer or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with, violate, or cause the termination of any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Articles of Merger with the Department of State of the State of Florida,
(iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (v) the approval by the Nasdaq National Market of the listing of the shares of Buyer Common Stock to be issued in the transactions contemplated by this Agreement, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not interfere with the operation of any facility of Buyer or otherwise be reasonably likely to have a Buyer Material Adverse Effect.

                  SECTION 4.04      SEC Filings; Financial Statements.
         (a) Since the date of its initial public offering, Buyer has filed all forms, reports and documents, including the exhibits thereto, required to be filed by Buyer with the SEC under the Securities Act or the Exchange Act (these forms, reports and documents are referred to collectively as "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Buyer and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Buyer as of September 30, 1998 is referred to herein as the "Buyer Balance Sheet."

                  SECTION 4.05 No Undisclosed Liabilities. Except as disclosed in the Buyer SEC Reports or in press releases that have been made public by Buyer and are available at Nasdaq's website at HTTP://WWW.NASDAQ.COM ("Buyer Releases") filed prior to the date hereof, and except for normal or recurring liabilities incurred since September 30, 1998 in the ordinary course of business consistent with past practices, Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect.

                  SECTION 4.06 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof or Buyer Releases, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any change in the financial condition, results of operations, business or properties of Buyer and its Subsidiaries, taken as a whole, that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; (iii) any material change by Buyer in its accounting methods, principles or practices to which Seller has not previously consented in writing; (iv) any revaluation by Buyer of any of its assets that has had, or is reasonably likely to have, a Buyer Material Adverse Effect; or (v) any other action or event that would have required the consent of Seller pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement.

                  SECTION 4.07 Taxes. Buyer and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax Returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect. The unpaid Taxes of the Buyer and each of its Subsidiaries for tax periods through the Buyer Balance Sheet date do not exceed the accruals and reserves for Taxes (excluding reserves for deferred Taxes) set forth on the Buyer Balance Sheet by an amount that is reasonably likely to have a Buyer Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Buyer, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. Buyer and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect. There are no liens for Taxes upon the assets of Buyer or any of its Subsidiaries (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect.

                  SECTION 4.08 Agreements, Contracts and Commitments. Except as delivered to Seller or as set forth on the Buyer Disclosure Schedule, there are no contracts, agreements or commitments that are required to be filed as an exhibit under the Exchange Act and the rules and regulations thereunder. Neither Buyer nor any Subsidiary has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Buyer SEC Reports or any other agreement, contract or commitment the termination of which would have a Buyer Material Adverse Effect ("Buyer Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. Each Buyer Material Contract that has not expired by its terms is in full force and effect, and no party to any of the Buyer Material Contracts will have the right to terminate such contract as a result of the transactions contemplated by this Agreement. Except for employment agreements, none of the Buyer Material Contracts is currently being renegotiated in any material respect, and Buyer has no knowledge that any Buyer Material Contract will be subject of a voluntary or regulatory ordered renegotiation within 12 months after the date of this Agreement.

                  SECTION 4.09 Litigation. Except as described in the Buyer SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Buyer or any of its Subsidiaries pending or as to which Buyer or any Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitration outstanding against Buyer or any of its Subsidiaries having, or insofar as reasonably can be foreseen in the future, would have a Buyer Material Adverse Effect.

                  SECTION 4.10 Compliance With Laws. Buyer and its Subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state or local statute, law or regulation or any judgment, decree or order of any Governmental Entity with respect to the conduct of their respective business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect. Buyer and its Subsidiaries have all Approvals necessary for them to own, lease or operate their properties and to carry on their respective businesses as now conducted and there has occurred no default under any such Approval, or failure to obtain such Approval, which would not in the aggregate have a Buyer Material Adverse Effect.

                  SECTION 4.11 Accounting and Tax Matters. To its knowledge, after consulting with its independent auditors, neither Buyer nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a pooling of interests, or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 4.12 Registration Statement; Proxy Statement/ Prospectus. The information in the Registration Statement (except for information supplied by Seller for inclusion in the Registration Statement, as to which Buyer makes no representation) shall not at the time the Registration Statement is filed with the SEC and at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Buyer for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of Seller, at the time of the Seller Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Buyer or any of its Affiliates, officers or directors should be discovered by Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Buyer shall promptly inform Seller. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller specifically for inclusion or incorporation by reference in the Registration Statement.

                  SECTION 4.13 Year 2000 Compliance. The computer systems of Buyer and its Subsidiaries (including, without limitation, all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) are Year 2000 Compliant or will be Year 2000 Compliant by September 30, 1999, except to the extent that any failure to be Year 2000 Compliant, either individually or in the aggregate, would not have a Buyer Material Adverse Effect. The term "Year 2000 Compliant" as used herein means that the computer systems are (1) capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to provide data recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date- related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (7) have the ability to recognize all "leap years", including February 29, 2000.

                  The computer systems of Buyer and its Subsidiaries have the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom Buyer and its Subsidiaries exchange data electronically (including without limitation customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsources, data processors, regulatory agencies and banks) whether or not they have achieved Year 2000 Compliance.

                  SECTION 4.14 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

                  SECTION 5.01      Covenants of Seller. During the period
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller agrees as to itself and its respective Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement, Seller shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Buyer:

                  (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock;

                  (b) Accelerate, amend or change the period of exercisability of options or restricted stock or authorize cash payments in exchange for any such options except as required by the terms of any employee stock plans or any related agreements in effect as of the date of this Agreement or purchase any shares of Seller Common Stock;

                  (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to existing or new employees, which options represent in the aggregate the right to acquire no more than 200,000 shares (net of cancellations) of Seller Common Stock, or
                           (ii) the issuance of shares of Seller Common Stock pursuant to the exercise of options and warrants outstanding on the date of this Agreement;

                  (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business);

                  (e) Sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets in an amount in excess of $100,000 except as required to carry on Seller's business in the usual, regular and ordinary course;

                  (f) Except to the extent required under applicable law, and except for amendments as may be requested by the Internal Revenue Service in connection with a determination letter request, (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices,
                           (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, provided, however, that Seller may enter into employment or severance arrangements with those employees or officers who earn or have earned less than $100,000 annually, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees or pay any bonuses except for bonuses based on the performance of Seller and its employees during the Seller's fiscal year ended February 28, 1999 which are consistent in nature and amount with Seller's bonus payments for its prior year or in accordance with contracts in effect on the date hereof;

                  (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

                  (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof or indebtedness in the form of deferred purchase price;

                  (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

                  (j) Except in the ordinary course of business, modify, amend or terminate any Seller Material Contract or waive, release or assign any material rights or claims;

                  (k) Make any Tax election, settle or compromise any Tax liability or amend any Tax return;

                  (l) Change its methods of accounting as in effect at February 28, 1999;

                  (m) Make or commit to make any capital expenditures that exceed the capital budget furnished by Seller to Buyer;

                  (n) Make any cash disbursement exceeding $250,000 for any single item or related series of items except as expressly set forth in the Seller Disclosure Schedule or except as consistent with the capital budget furnished by Seller to Buyer;

                  (o) Invest funds in debt securities or other instruments in each case maturing more than 90 days after the date of investment;

                  (p) Adopt, implement or amend any stockholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated hereby;

                  (q) Permit the purchase of Seller Common Stock pursuant to Seller's Employee Stock Purchase Plan; or

                  (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (q) above.

                  SECTION 5.02 Covenants of Buyer. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its respective Subsidiaries (except to the extent that Seller shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement, Buyer shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Seller:

                  (a) Accelerate, amend or change the period of exercisability of options or restricted stock or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of any employee stock plans or any related agreements in effect as of the date of this Agreement or purchase any shares of Buyer Common Stock;

                  (b)      Amend or propose to amend its charter or bylaws;

                  (c) Change its methods of accounting as in effect at December 31, 1998; or

                  (d) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (c) above.

                  SECTION 5.03 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Seller shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  SECTION 5.04 Confidentiality. The parties acknowledge that Buyer and Seller have previously executed a Confidentiality Agreement dated as of February 2, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

                  SECTION 5.05 Notices of Certain Events. Each of Buyer and Seller shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice of other communication from any Governmental Entity in connection with the Merger; and
(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Buyer or Seller or their respective Subsidiaries that relate to the consummation of the Merger.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                  SECTION 6.01 No Solicitation. (a) Seller shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party solicit, initiate, or encourage (including by the way of furnishing non-public information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer to acquire all or any Substantial part of the business or properties of the Seller or any of its Subsidiaries or any Substantial part of the capital stock of the Seller or any of its Subsidiaries, whether by merger, consolidation, business combination, purchase of Substantial assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"); provided, however, that if the Board of Directors of Seller determines in good faith, based on the advice of outside counsel and of an investment banker, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Seller's stockholders under applicable law, Seller, in response to a written Acquisition Proposal that (i) was unsolicited or that did not otherwise result from a breach of this section, and (ii) is more favorable, as determined by the Board of Directors in good faith, than the transaction contemplated by this Agreement (a "Superior Proposal"), may (x) furnish non-public information with respect to Seller to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and
(y) participate in negotiations regarding such Acquisition Proposal. The term "Substantial" as used herein means (i) 10% or more of the capital stock of Seller or any Subsidiary or (ii) the assets of Seller and/or its Subsidiaries representing 10% or more of the consolidated assets of Seller as set forth on the Seller Balance Sheet or generating 10% or more of Seller's consolidated revenue, operating profit or net income for the nine months ended November 30, 1998.

         The Board of Directors of Seller shall not (1) withdraw or modify, in a manner adverse to Buyer, its approval or recommendation of this Agreement or the Merger unless there is a Superior Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior Proposal or (3) cause Seller to enter into any letter of intent, agreement in principle or other agreement with respect to an Acquisition Proposal unless, in the case of (3), the Board of Directors of Seller (x) shall have determined in good faith, based on the advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Seller's stockholders under applicable law, (y) shall then terminate this Agreement pursuant to the termination provisions of Section 8.01 and (z) shall then pay to Buyer the fees and expenses set forth in Section
8.03. Notwithstanding anything to the contrary contained herein, Seller may only take any of the actions permitted in clauses (1), (2) and (3) above after the second business day following Buyer's receipt of written notice advising Buyer that Seller has received a Superior Proposal, specifying the terms of the Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional two business day period).

         Nothing contained in this Section shall prohibit Seller from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act with regard to an Acquisition Proposal.

         (b) Seller shall notify Buyer immediately after receipt by Seller (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Seller by any person or entity that informs Seller that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall continue to keep Buyer informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

                  SECTION 6.02 Proxy Statement/Prospectus; Registration Statement. As promptly as practical after the execution of this Agreement, Buyer and Seller shall prepare and file with the SEC the Proxy Statement, and Buyer shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that Buyer may delay the filing of the Registration Statement until the Proxy Statement is cleared by the SEC. Buyer and Seller shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Buyer and Seller shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder. Seller shall mail the Proxy Statement to its shareholders as soon as possible after the Registration Statement is declared effective.

                  SECTION 6.03 Nasdaq Quotation. Seller agrees to use reasonable efforts to continue the quotation of Seller Common Stock on the Nasdaq National Market during the term of this Agreement.

                  SECTION 6.04 Access to Information. Upon reasonable notice, Seller and Buyer shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Seller and Buyer shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  SECTION 6.05 Stockholder Meeting. The Seller, acting through its Board of Directors, shall, subject to and according to applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective the Seller Meeting for the purpose of voting to approve and adopt this Agreement and the Merger (the "Seller Voting Proposal"). The Board of Directors of the Seller shall (i) recommend approval and adoption of the Seller Voting Proposal by the stockholders of the Seller and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that the Board of Directors of Seller may withdraw such recommendation as permitted by Section 6.01.

                  SECTION 6.06      Legal Conditions to Merger. (a) Seller
and Buyer shall use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Seller or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Seller and Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and Buyer shall use their respective best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

         (b) Buyer and Seller agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Buyer and Seller shall mutually direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, and shall afford each other a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, neither Seller, Buyer nor any of their respective Subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, or (ii) take any action under this Section 6.06 if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

         (c) Each of Seller and Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Seller Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

                  SECTION 6.07 Public Disclosure. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as, in the reasonable judgment of the Board of Directors of either Buyer or Seller, may be required by law or the rules and regulations of Nasdaq.

                  SECTION 6.08      Reorganization. Buyer and Seller shall
each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. SECTION 6.09 Pooling Accounting. From and after the date hereof and until the Effective Time, neither Seller nor Buyer, nor any of their respective Subsidiaries, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

                  SECTION 6.10 Affiliate Agreements. Upon the execution of this Agreement, Seller will provide Buyer with a list of those persons who are, in Seller's reasonable judgment, "affiliates" of Seller, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of Seller within the meaning of Rule 145 is referred to as an "Affiliate"). Seller shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list and shall notify Seller in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Seller shall have delivered or caused to be delivered to Buyer, prior to the execution of this Agreement, from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit A (collectively, the "Affiliate Agreements"). Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates of Seller pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Buyer). Buyer shall publish through the filing of a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, no later than 45 days and 90 days respectively, after the end of the first quarter after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. This
Section 6.10 is intended to be for the benefit of affiliates of the Seller.

                  SECTION 6.11 Nasdaq National Market Listing. Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

                  SECTION 6.12 Stock Plans. (a) As soon as practicable after the Effective Time, Buyer shall deliver to the participants in the Seller Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Seller Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.03 after giving effect to the Merger).

         (b) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery under Seller Stock Plans assumed in accordance with Section 2.03. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. This Section 6.12(b) is intended to be for the benefit of holders of options to purchase the Common Stock of Seller.

                  SECTION 6.13 Certain Employee Benefit Plan Obligations. Buyer shall make its standard health (including medical insurance, life insurance and disability plans) available to the Seller's employees, and shall waive any preexisting condition, waiting period or insurability limitation whether or not required under the Health Insurance Portability and Accountability Act of 1996.

                  SECTION 6.14      Indemnification, Exculpation and Insurance.
         (a) Buyer and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officer, employees or agents of Seller and its Subsidiaries as provided in their respective Articles or Certificates of Incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of Seller shall be assumed by Buyer, shall survive the Merger and shall continue in full force and effect, without amendment, for six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Buyer shall pay any expenses of any indemnified person under this Section 6.14 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under applicable law upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under applicable law. Buyer shall cooperate in the defense of any such matter. In addition, from and after the Effective Time, directors or officers of Seller and its Subsidiaries who become directors or officers of Buyer or its Subsidiaries will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Buyer.

         (b) In the event that either of the Surviving Corporation or Buyer or any of its successors or assigns (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Buyer or the Surviving Corporation, as applicable, will assume the obligations thereof set forth in this Section 6.14.

         (c) The provisions of this Section 6.14 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to , and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         (d) For six years after the Effective Time, Buyer or the Surviving Corporation shall maintain in effect the Seller's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Sellers' directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate to Seller's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that Buyer may substitute therefor policies of Buyer or its Subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers.

         (e) Buyer shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 6.14.

                  SECTION 6.15 Brokers or Finders. Each of Buyer and Seller represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except for Robert W. Baird & Co. Incorporated, whose fees and expenses will be paid by Seller in accordance with Seller's agreements with such firms (a copy of which have been delivered by Seller to Buyer prior to the date of this Agreement).

                  SECTION 6.16 Comfort Letters from Seller's Accountants. Seller shall use reasonable efforts to cause to be delivered to Buyer and Seller a letter of Arthur Andersen LLP, Seller's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Buyer, in form reasonably satisfactory to Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  SECTION 6.17 Comfort Letter from Buyer's Accountants. Buyer shall use reasonable efforts to cause to be delivered to Seller and Buyer a letter of BDO Seidman, LLP, Buyer's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Seller, in form reasonably satisfactory to Seller and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  SECTION 6.18 Control of Operations. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of the Seller or its Subsidiaries prior to the Effective Time. Nothing contained in this Agreement shall give Seller, directly or indirectly, the right to control or direct the operations of Buyer or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Buyer and Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  SECTION 6.19 No Rights Triggered. Seller shall take all actions necessary, and Buyer shall cooperate in the taking of such actions, such that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any Right becoming exercisable.

                  SECTION 6.20 Release of Lockups. Seller shall use its best efforts to obtain from Robert W. Baird & Co. Incorporated ("Baird") the release of all lockup agreements, effective as of the Effective Time, in effect as of the date of this Agreement between Baird and certain current or former holders of Seller Common Stock with respect to the Seller Common Stock.

                  SECTION 6.21 Guaranty of Certain Obligations. Buyer hereby unconditionally and irrevocably guarantees, and shall cause the Surviving Corporation to guarantee, the obligations of the Seller and its Subsidiaries under the agreements specified on Exhibit B hereto. The provisions of this Section 6.21 are intended to be for the benefit of the officers, directors and employees of Seller and its Subsidiaries parties to the agreements set forth in Exhibit B hereto.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

                  SECTION 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Seller Voting Proposal shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Seller Common Stock outstanding on the record date for the Seller Meeting, at which a quorum is present.

                  (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c)      Approvals. Other than the filing provided for by
                           Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or Seller Material Adverse Effect shall have been filed, been obtained or occurred.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (f) Pooling Letters. Buyer and Seller shall have received letters from Arthur Andersen LLP, and BDO Seidman, LLP, regarding the concurrence of such accountants with Buyer's and Seller's management's conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, as contemplated to be effected as of the date of the letters, it being agreed that Buyer and Seller shall each provide reasonable cooperation to Arthur Andersen LLP and BDO Seidman, LLP to enable them to issue such letters.

                  (g) Nasdaq National Market Listing. The shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

                  SECTION 7.02 Additional Conditions to Obligations of Buyer and Sub. The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer and Sub:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct (without giving effect as to any limitation as to "materiality" or "Seller Material Adverse Effect"), individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or a material adverse effect upon the ability of Seller to consummate the transactions contemplated hereby; and Buyer shall have received a certificate signed on behalf of Seller by the President and the Chief Financial Officer of Seller to such effect.

                  (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this

                           Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of Seller by the President and the Chief Financial Officer of Seller to such effect.

                  (c) Permits and Licenses. All permits, licenses and other governmental authorizations required for Buyer to conduct Seller's business in the same manner as conducted prior to the Effective Time and as contemplated to be conducted subsequent to the Merger shall be in full force and effect, and any necessary approvals for the continued effectiveness of such permits, licenses and authorizations subsequent to the Effective Time shall have been obtained; except where the lack of such permits, licenses and other governmental authorizations or approvals for same shall not have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (d) Dissenting Shareholders. The shares of Seller Common Stock held by dissenting shareholders shall not exceed 10% of the shares of Seller Common Stock issued and outstanding on the Closing Date.

                  (e) Stockholder Rights Agreement. Seller shall have taken all actions necessary such that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any Right becoming exercisable.

                  (f) Opinion. Buyer and Sub shall have received the written opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, counsel to Seller, as to the due organization of Seller and the corporate authority of Seller to enter into this Agreement and that the shares of Seller Common Stock to be acquired in the Merger have been duly authorized, validly issued and are fully paid and non-assessable shares of the capital stock of Seller.

                  SECTION 7.03 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                  (a) Representations and Warranties. The representations and warranties of Buyer and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct (without giving effect as to any limitation as to "materiality" or "Buyer Material Adverse Effect"), individually or in the aggregate, have not had and are not reasonably likely to have a Buyer

                           Material Adverse Effect or a material adverse effect upon the ability of Buyer and Sub to consummate the transactions contemplated hereby; and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

                  (b) Performance of Obligations of Buyer and Sub. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

                  (c) Tax Opinion. Seller shall have received the opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, counsel to Seller, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (it being agreed that Buyer and Seller shall each provide reasonable cooperation to such firm to enable them to render such opinion).

                  (d) Opinion. Seller shall have received the written opinion of Fulbright & Jaworski L.L.P., counsel to Buyer and Sub, as to the due organization of Buyer and the corporate authority of Buyer to enter into this Agreement and that the shares of Buyer Common Stock to be issued in the Merger have been duly authorized, validly issued and are fully paid and non-assessable shares of the capital stock of Buyer.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

                  SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or Buyer:

                  (a)      by mutual written consent of Buyer and Seller; or

                  (b) by either Buyer or Seller if the Merger shall not have been consummated by September 30, 1999 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                  (c) by either Buyer or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either Buyer or Seller, if at the Seller Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Seller in favor of the Seller Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

                  (e) by Buyer, if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) after the receipt by Seller of an Acquisition Proposal, Buyer requests in writing that the Board of Directors of Seller reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of Seller fails to do so within 10 business days after its receipt of Buyer's request; (iii) the Board of Directors of Seller shall have recommended to the stockholders of Seller an Acquisition Proposal; (iv) a tender offer or exchange offer for 10% or more of the outstanding shares of Seller Common Stock is commenced (other than by Buyer or an Affiliate of Buyer) and the Board of Directors of Seller recommends that the stockholders of Seller tender their shares in such tender or exchange offer; or (v) for any reason Seller fails to call and hold the Seller Meeting by the Outside Date; or

                  (f) by Buyer or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.02(a) or (b) (in the case of termination by Buyer) or 7.03(a) or (b) (in the case of termination by Seller) not to be satisfied, and
                           (ii) shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party; or

                  (g) by Buyer in the event that the Average Stock Price is less than $42.00;or

                  (h) by Seller if the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the Merger because it has accepted a Superior Proposal and Seller has paid Buyer's expenses pursuant to Section 8.03(b).

                  SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Seller, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.04 and 8.03; provided that any such termination shall not limit liability for any wilful breach of this Agreement and the provisions of Sections 5.04 and 8.03 of this Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

                  SECTION 8.03 Fees and Expenses. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Seller and Buyer shall share equally all fees and expenses, other than attorneys' fees, incurred with respect to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

                  (b) Seller shall pay Buyer up to $2,000,000 as reimbursement for expenses of Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Buyer pursuant to (i) Section 8.01(e),
                           (ii) Section 8.01(b) as a result of the failure to satisfy the condition set forth in Section 7.02(a),
                           (iii) Section 8.01(f) or (iv) Section 8.01(h).

                  (c) In addition to the expenses specified above, Seller shall pay Buyer a termination fee of $2,000,000 upon the earliest to occur of the following events:

                           (i)      the termination of this Agreement by Buyer

         pursuant to Section 8.01(e) or by Seller pursuant to Section 8.01(h);
         or

                           (ii) the termination of this Agreement by Buyer pursuant to Section 8.01(f) after a willful breach by Seller of this Agreement, provided at the time of such breach, Seller shall have received an Acquisition Proposal; or

                           (iii) the termination of the Agreement by Buyer pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Seller Voting Proposal by the stockholders of Seller at the Seller Meeting if, at the time of such failure, there shall have been announced an Acquisition Proposal relating to Seller which shall not have been absolutely and unconditionally withdrawn and abandoned.

                  (d) Buyer shall pay Seller up to $2,000,000 as reimbursement for expenses of Seller actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to fees and expenses of Seller's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon (A) the termination of this Agreement by Seller pursuant to (i) Section 8.01(b) as a result of the failure to satisfy the condition set forth in Section 7.03(a), or (ii)
                           Section 8.01(f) or (B) the termination of this Agreement by Buyer pursuant to Section 8.01(g).

                  (e) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), or 8.03(d) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c), or 8.03(d); provided that in no event shall Buyer or Seller, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

                  SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or of Buyer, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.01 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.01, 2.02, 2.03, 6.10, 6.11, 6.12, 6.13, 6.14, 6.21 and Article IX. The
Confidentiality Agreements shall survive the execution and delivery of this Agreement.

                  SECTION 9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) or by Federal Express to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer or Sub, to

                                    TMP Worldwide Inc.
                                    1633 Broadway
                                    New York, NY 10019
                                    Attn: Andrew J. McKelvey
                                          Myron Olensnyckyj

                           with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, NY 10103
                                    Attn:   Gregg J. Berman
`                                           Roy Goldman

                  (b)      if to Seller, to

                                    LAI Worldwide, Inc.
                                    Thanksgiving Tower, Suite 4150
                                    1601 Elm Street
                                    Dallas, TX 75201
                                    Attn:   Robert L. Pearson
                                            Patrick J. McDonnell

                           with a copy to:

                                    Trenam, Kemker, Scharf, Barkin, Frye,
                                    O'Neill,  Mullis, Professional Association
                                    2700 Barnett Plaza
                                    101 E. Kennedy Boulevard
                                    Tampa, FL 33601
                                    Attn: Richard Leisner

                  SECTION 9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 9.05 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as specifically provided in Section 9.01 (with respect to Sections 2.01, 2.02, 2.03, 6.10, 6.11, 6.13, 6.14, 6.21 and this Article IX) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Seller nor Buyer makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 9.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
FLORIDA WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

                  SECTION 9.07      Jurisdiction. Each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

                  SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties provided that Sub may assign its rights hereunder to Buyer or a Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 9.09 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  SECTION 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of New York or of any New York state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement in any court other than a court of the United States located in the State of New York or a New York state court.

                  SECTION 9.11 No Rule of Construction. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

                  IN WITNESS WHEREOF, Buyer, Sub and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    TMP WORLDWIDE INC.

                                    By:   /s/ Myron F. Olensnyckyj
                                       ----------------------------

                                    TMP FLORIDA ACQUISITION CORP.

                                    By:   /s/ Myron F. Olensnyckyj
                                       ----------------------------

                                    LAI WORLDWIDE, INC.

                                    By:   /s/ Robert L. Pearson
                                       ----------------------------